UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) September 26, 2014

PCTEL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 Brighton Drive

Bloomingdale, Illinois 60108

(Address of Principal Executive Offices, including Zip Code)

(630) 372-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 26, 2014, Ms. Carolyn Dolezal resigned her position as a member of the Board of Directors of PCTEL, Inc. (the “Company”), where she served as Chairman of the Compensation Committee, in order to accept the newly appointed position of Vice President, Strategy and Chief Marketing Officer with the Company. Ms. Dolezal’s 2014 compensation includes the accelerated vesting of 4,268 shares of the Company’s common stock which was granted to her upon her election to the Board of Directors and remained unvested at the time of her resignation from the Board.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit 99.1	-	Press release dated September 29, 2014 announcing the resignation of Ms. Carolyn Dolezal from the Board of Directors in order to accept position of Vice President Strategy and Chief Marketing Officer with the Company

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCTEL, Inc.

	By:	/s/ John W. Schoen
Date: October 2, 2014		John W. Schoen, Chief Financial Officer